Exhibit 4.0



                              BIO METALLICS, INC.

             1987 KEY EMPLOYEES AND KEY PERSONNEL STOCK OPTION PLAN
             -------------------------------------------------------

                       (Amended as of September 10, 1987)



1. Purpose of Plan.
   ----------------

     (a) The purpose of this l987 Key Employees and Key Personnel Stock Option Plan (hereinafter called the "Plan") is to further the success of BIO METALLICS, INC., A Delaware corporation (hereinafter called the "Company"), and its subsidiaries by making available Common Stock of the Company for purchase by eligible directors, officers, consultants and key employees of the Company and its subsidiaries and others who have a relationship to the Company which the Board of Directors considers beneficial, to the Company and thus to provide an additional incentive to such personnel aria Others to continue to serve the Company and its subsidiaries and to continue their beneficial relationship to the Company and to give them a greater interest as stockholders in the success of the Company.

     (b) The Company intends this Plan to enable the Company to issue, pursuant hereto, incentive stock options as such term it defined in section 422A of the Internal Revenue Code of 1954, As amended (the "Code"). The Company also intends this Plan to enable it to issue similar options which will not, however, be qualified as incentive stock options.



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2.  Definitions.
    ------------

     As used in this Plan, the following terms have the following respective meanings;

     "Board" means the Board of directors of the Company.

     "Common Stock" means common stock, par value $.O01 of the Company.

     "Disability" means permanent total disability as defined in Section 105(d)
(4) of the Code.

     "Fair Market Value of the Option Stock" means fair market value of the Option Stock determined as of the date of grant of the option, in accordance with Section 422k of the Code and the Regulations thereto,

     "Incentive Stock Option" means any incentive stock option as defined in section 422A(b} of the Code to purchase stock in the employer corporation of an optionee or in a corporation which (at the time of the granting of a given option under this Plan) is a parent or a subsidiary corporation of the employer corporation, or in a predecessor of any of such corporation.

     "Incentive Stock Option Under this Plan" means any Incentive Stock Option granted pursuant to this Plan

     "Modification" means any change in the terms of an option which would constitute a "modification" as defined in Section 425(h) (3) of the Code, including, without limitation, such a modification to an option as effected by a change in the Plan and any other change in the Plan which would increase the number of shares reserved for options under the Plan,


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materially change the administration of the Plan (except as permitted in paragraphs 4(c) and (d) hereof) or that would otherwise materially increase the benefits accruing to, or available for, participants in the Plan, provided, however, that registration of option shares under the securities Act of 1933, as amended, shall not be deemed a Modification.

     "Non-Incentive Stock Option" means any option granted under this Plan other than an Incentive Stock Option under this Plan.

     "Option Stock" means stock subject to an option granted under this Plan.

     "10% Shareholder" means a person who owns stock possessing more than 10% of the total combined voting power of all c1asses of stock of Company or of any parent or subsidiary of the Company after giving effect to the attribution of stock ownership provisions of Section 425(d) of the Code.

     References in these definitions to provisions of the Code shall, when appropriate to effectuate the purposes of this Plan, be deemed to be references to such provisions of the Code as the same may be from time to time amended or to successor provisions to such provisions. Terms defined elsewhere in this Plan shall have the meanings set forth in such respective definitions.

3. Stock subject to plan.
   ----------------------

     Subject to the provisions of paragraph 14 hereof, there shall be reserved for issuance or transfer upon tha exercise of


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     options to be granted from time to time under the Plan an aggregate of
500,000 shares of Common Stock, which shares may be in whole or in part, as the Board of Directors of the Company shall from time to time determine, authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4. Administration.
   ---------------

     (a) The soard of Directors of the Company (the "Board") shall administer the Plan. Members of the Board shall be entitled to receive Incentive Stock Options Under this Plan or Nonincentive Stock Options if they are employees of the Company and/or its subsidiaries, subject to the provisions of paragraph 5 hereof. Members of the Board who are not such employees shall be eligible to receive Non-Incentive Stock Options, subject to paragraphs 5 and 21 hereof.

     (b) The Board shall have plenary authority in its discretion, but subject to the express provisions of the Plan; to determine the purchase price of the Common Stock covered by each option, the persons to whom, and the time or times when, options shall be granted, and the number of shares to the subject to each option; to determine the time or times during


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     which options may or must be exercised and the conditions for exercise; to determine the time or times and conditions under which option rights will vest; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions (and amendments thereof) of the respective option agreements (which need not be identical), including such terms and provisions (and amendments thereof) as shall be required in the judgment of the Board to conform to any change in any law or regulation applicable thereto; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board's determination on the foregoing matters shall be conclusive, except that any act constituting a modification of a plan or of an option must receive shareholder approval in accordance with paragraph 16 herein.

     (c) The Board, by resolution, may delegate administration of the plan to a committee composed of not less than three (3) members of the Board. If administration is delegated to a committee, the committee shall have the powers to administer the Plan theretofore possessed by the Board. The committee's powers shall be subject, however, to such resolutions as may from time to time be adopted by the Board in exercise of the Board's final power to determine questions of policy and expediency which arise in connection with the Plan. The Board at any time by resolution may abolish the committee and revest the administration of the Plan let the Board.


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     (d) if the Board so delegates administration of the Plan to a committee, the Board may (but shall not be required to) provide and assure that none of the members of such committee shall be eligible, and that none of such members shall have been eligible within one year prior to the time such member exercises discretion in administering the Plan, for benefits under the Plan or under any other stock option, stock purchase, stock bonus, stock appreciation or similar plan of the Company or any of its subsidiaries, parents or other affliliates.

5. Eligibility.
   ------------

     Incentive Stock Options Under this Plan may be granted under this Plan only to officers (who are employees) and to other key employees of (a) the Company and (b) present or future, subsidiary corporations (hereinafter called "subsidiaries") of the Company; such persons may also receive Non-Incentive Stock Options. A director of the Company or subsidiary may receive an Incentive Stock Option Under this Plan if such person is otherwise an employee of the Company and/or one of its subsidiaries. Directors or consultants of the Company or a subsidiary who are not otherwise employees of the Company and/or one of its subsidiaries and others who have a relationship to the Company which the Board of Directors considers beneficial to the Company may receive Non-Incentive Stock Options. In determining the persons to whom options shall be granted and the number of shares to be covered by each


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option, the Board may take into account the nature of the services rendered by, and the responsibilities borne by, such respective persons, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant. Options may be granted to persons who hold or have held options under previous plans, and a person who has been granted an option under the Plan may be granted an additional option or options Under the Plan or under any future option plan if the Board shall so determine.

6. Option prices.
   --------------

     The purchase price of the Common Stock under each option shall be determined by the Board. The purchase price may not be less than the fair market value of the Common Stock at the time of granting except that in the case of a 10% shareholder the purchase price for an Incentive Stock Option may not be less that 110% of such fair market value.

7. Certain limitations on granting and exercise of options.
   --------------------------------------------------------

     Any other provisions of this Plan to the contrary notwithstanding, the granting and exercise of options hereunder shall be subject to the following limitations (which shall be in addition to the limitations, provisions and conditions contained elsewhere in this Plan):

     (a) The aggregate Fair Market Value (determined as of the time the option is granted) of the Option Stock for Incentive


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Stock Options which, as to any individual person, will become exercisable (e.g.
vest) in any calendar year (under this plan and that of any other plan) shall, not exceed $100,000.

     (b) In the case of an officer or director of the Company, the aggregate number of shares which may be subject to all options granted to such person under the Plan (whether Incentive Stock options Under this Plan or Non-Incentive Stock Options) may not exceed 375,000 shares.

8. Duration of options.
   --------------------

     The term of options granted under the Plan shall be as fixed by the Board of Directors at the time of grant, provided, however, that (a) in the case of persons other than 10% Shareholders the term of an option shall not exceed 10 years from the date of grant, and (b) in the case of 10% Shareholders the term of an option shall not exceed 5 years from the date of grant. The terms of such options may, however, be foreshortened as provided in paragraphs 11, 12, and 13 hereof.

9. Exercise of options.
   --------------------

     An option granted under the Plan shall be exercisable in accordance with the terms of such option as determined and granted by the Board. An option which has become exercisable may be exercised in accordance with its terms as to any or all full shares purchasable under the provisions of the option, but not at any time as to less than 100 shares unless the remaining


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shares which have become so purchasable are less than 100 shares. The Purchase price of the shares shall be paid it, full, as provided in paragraph 15 hereof, upon the exercise of the option, and the Company shall not be required to deliver certificates for such shares until such payment has been made. Except as provided in paragraphs 11, 12 and 13, an option may not be exercised at any time unless the holder thereof is then an employee of the Company or one of its subsidiaries. (As used in this Plan, the terms "employ" and "employment" shall be deemed to refer to employment as an employee in any such capacity, and "termination of employment" shall be deemed to mean termination of employment as an employee in all of such capacities and continuation of employment as an employee in none of such capacities. Solely with respect to Non-Incentive Stock Options, the terms "employ" arid "employment" shall also be deemed to refer to service as a director and/or officer of the Company and/or a subsidiary, whether or not the optionee is otherwise an employee, and "termination of employment" shall be deemed to mean the termination of such service in all of such capacities and the termination of all employment of the optionee by the company and any of its subsidiaries and the continuation of such service and/or employment in none of such capacities.)

10. Nontransferability of options.
    ------------------------------

     No Option granted under the Plan shall be transferable


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otherwise than by will or the laws of descent and distribution, and an option may be exercised, during the lifetime of the holder thereof, only by the holder.

11. Termination of employment.
    --------------------------

     (a) In the event of termination of employment of a person to whom an option has been granted under the Plan, other than (x) a termination that is either (i) for cause, or (ii) voluntary on the part of the person and without the written consent or the Company, or (y) a termination by reason of death or disability, the optionee may exercise his option at any time within three months after such termination of employment, but in no event after ten years from the date of granting thereof, or five years from the date of granting thereof in the case of a 10% Shareholder, to the extent of the number of shares covered by his option which were purchasable by him at the date of the termination of employment.

     (b) In the event of the termination of employment of an optionee to whom an option has been granted under the Plan that is either (i) for cause, or (ii) voluntary on the part of the optionee and without the written consent of the Company, any option held by him under the Plan, to the extent not theretofore exercised, shall immediately upon termination of employment terminate.

     (c) Options granted under the Plan shall not be affected by any change of employment so long as the holder continues in the


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employ of the Company or a subsidiary. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any of its subsidiaries or affiliates to terminate his employment or occupancy of any corporate office at any time.

12. Death of optionee.
     -----------------

     In the event of tile death of an optionee to whom an option has seen granted under the Plan while he is in the employ of the Company or a subsidiary, or within three months after the termination of employment, such option (unless it shall have been previously terminated pursuant to the provisions at paragraph 11(b) hereof) may be exercised (to the extent of the number of shares covered by the option which are purchasable by the optionee at the date of his death) by the estate of the optionee, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Optionee, at any time within a period of one year after his death, but not after ten years from the date of granting of such option or five years after the date of granting in the case of a 10% shareholder.

l3.  Disability of optionee.
     ----------------------

     In the event of termination of employment of a person to


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whom an option has been granted under the Plan by tenon of the disability of such person, the optionee may exercise his option at arty time within one year after such termination of employment but in no event after ten years from the granting of such option, or five years from the date of granting in the case of a 10% Shareholder, to the extent of the number of snares covered by big option which were purchasable by him at the date of the termination of employment.

14. Adjustment upon changes in capitalization.
    ------------------------------------------

     Notwithstanding any other provisions of the Plan, each option agreement may contain such provisions as the Board shall determine to be appropriate for the adjustment of the number and class of shares subject to such option and the option price in the event of changes in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock separation, reorganization or liquidation and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive.

 15. Payment of purchase price.
     --------------------------

     The purchase price for stock purchased pursuant to the exercise of options granted under this Plan shall be payable in


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cash in full at the time of the exercise of a option; provided, however, that the Board may provide in the option agreement for any such option that such purchase price may be payable in whole or in part by the delivery to the Company at the time of exercise of the option of shares of duly and validly issued and fully paid shares of Common Stock of the Company owned by and registered in the name of the optionee. If the purchase price or any portion thereof shall be so permitted to be paid by the delivery of Common Stock, then for such purpose the shares of Common Stock shall be valued at the fair market value thereof at the time of exercise of the option as determined by the Board in accordance with the requirements of Section 422A of the Code, the Regulations thereunder, and the other applicable Code sections and regulations.

16.   Termination and Amendment.
      --------------------------

     (a) Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no options shall be granted thereunder after July 1, 1997. The Plan may be terminated earlier by the stockholders 0! the Company or by the Board.

     (b) Modifications or other amendments to the Plan may be made by the stockholders of the Company. The Plan may also be amended by the Board; provided, however, that no amendment such shall constitute a Modification shall be effective unless approved by the stockholders of the Company within 12 months


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before or after the adoption of the Modification.

     (a) No termination, Modification, or amendment of the Plan, may, without the consent of the Optionee to whom any Option shall, theretofore have been granted, adversely affect the rights of such optionee under such option; nor shall any such Modification or amendment be deemed to effect a Modification, extension or renewal of any such option previously granted except pursuant to an express written agreement to such effect, executed by the Company and the optionee.

17. Time of Granting Options.
    --------------------------

     Nothing contained in the Plan shall constitute the granting of any option hereunder. The granting of an option pursuant to the Plan shall take place only upon approval by the Board (or its delegate under paragraph 4 hereunder) of a resolution granting adoption under this plan. After the granting of an option under this plan a written option agreement shall be duly executed by or on behalf of the Company.

18. Form and terms of option agreement.
    -----------------------------------

     Option agreements evidencing options granted pursuant to the Plan shall be in such form and shall contain such terms not inconsistent with the Plan as the Board may approve. Option agreements may contain such restrictions upon the exercise of options and upon the transfer of Common Stock acquired upon


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exercise of options (and such provisions for the enforcement of such restrictions) as the Board may consider necessary to insure compliance with the Securities Act of 1933, as amended, and/or with state "Blue Sky" laws.

19. Partial Invalidity.
    -------------------

     The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions of this Plan nor affect the validity or entorceability of the other provisions of options granted under this Plan, and this Plan and the options granted hereunder shall be construed in all respects as if such invalid or unenforceable provision were omitted,


20. Special provisions with respect to Incentive Stock Options Under this Plan and Non-Incentive Stock Options.
--------------------------------------------------------------------------------

     It is intended that Incentive Stock Options Under this Plan shall be granted only to employees; and the Board in granting any stock option shall indicate whether it intends the option to be an Incentive Stock Option Under this Plan or a Non-Incentive Stock Option and shall cause the option agreement with respect thereto to indicate such intention. Should a person hold both one or more Incentive Stock Options Under this Plan and one or more Non-Incentive Stock Options all of such options shall be exercisable in accordance with their respective terms and limitations, and nothing in this Plan shall be construed as


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causing the exercise of any such option to preclude the exercise of any such other option in accordance with its terms. Plan Adopted by the Board of Directors as of July 1, 1987 and by the stockholders as of July 1, 1987 (and amended as of September 10, 1987).



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